THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED OR DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER THE ACTS OR UNLESS THE MAKER HAS RECEIVED AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE MAKER, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           CONVERTIBLE PROMISSORY NOTE


$_________                      Dallas, Texas                            Date



FOR VALUE RECEIVED, the undersigned, MSU Devices Inc., a Delaware corporation ("Maker"), promises to pay to the order of ____________ (together with its successors and assigns, "Payee"), the sum of ___________________ Dollars ($_______), together with interest from the date hereof on the unpaid principal balance hereof until maturity at a rate per annum equal to eleven and one-half percent (11.5%). Maker hereby agrees for the benefit of Payee as follows:

     1. The Notes. This Note is one of a series of Maker's convertible promissory notes (together with this Note, the "Notes") in an aggregate original principal amount of up to $3,000,000 issued pursuant to the Note Purchase Agreement (the "Note Purchase Agreement"), dated March 22, 2002, among Maker, Reddline Ventures Inc., a Texas corporation ("Reddline") and the other purchasers party thereto (collectively, and together with Reddline, the "Investors").

     2. Payment Terms. (a) Subject to Sections 4 and 5 hereof, the principal of this Note shall mature and be due and payable in full on September 30, 2002 (the "Maturity Date"). All accrued and unpaid interest shall be payable in arrears at the maturity of the principal of this Note, whether at the scheduled Maturity Date, upon acceleration of maturity following an Event of Default (as hereinafter defined) or otherwise. All payments hereunder shall be payable in lawful money of the United States of America that is legal tender for public and private debts at the time of payments. Both principal and interest payable hereunder shall be payable at Payee's address designated in Section 14 hereof or at such other place as Payee may, from time to time, designate in writing to Maker. Interest accruing under this Note shall be compounded at the end of each 90 day period following the date of issuance and shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

          (b) The indebtedness evidenced by this Note shall rank pari passu with the indebtedness evidenced by the other issued and outstanding Notes in right of payment and any payments by Maker of principal or accrued interest in respect of the Notes shall be applied pro rata to all Notes issued and outstanding at the time of such payment.

     3. Prepayments. This Note may not be prepaid prior to maturity by Maker, in whole or in part, without the prior written consent of Investors holding at least a majority of the outstanding principal balance of the Notes then outstanding.

     4. Default; Remedies. An "Event of Default" shall mean any of the following events or conditions (each an "Event of Default"):

          (a) Maker shall fail to pay any amount owed under the Notes when such obligation becomes due in accordance with the terms thereof;

          (b) Maker shall fail to satisfy its covenants set forth in Section 6(a) of the Note Purchase Agreement and such failure shall continue unremedied for one business day following the applicable date set forth in such Section;

          (c) Maker shall fail to perform any of the obligations, covenants, terms or provisions contained or referred to in the Note Purchase Agreement (other than Section 6(a) of the Note Purchase Agreement, which shall be governed by paragraph (b) above) or any other Transaction Document (as defined in the Note Purchase Agreement), and such failure shall continue unremedied for a period of ten days following the earlier of the date on which Maker first became aware of such failure or the date on which Maker receives written notice of such failure;

          (d) An "Event of Default" shall have occurred under any other Transaction Document;

          (e) Any warranty, representation or statement contained in the Note Purchase Agreement or any other Transaction Document or made or furnished to Payee by or on behalf of Maker in connection with any of this Note, the Note Purchase Agreement, or any other Transaction Document shall have been false when made or furnished;

          (f) (i) Maker shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Maker shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the "Bankruptcy Code") or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Maker pursuant to the Bankruptcy Code or any such other state or federal law; or Maker shall be adjudicated a bankrupt; Maker shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Maker's property; (iii) Maker shall take any action to authorize any of the actions set forth above in this paragraph; (iv) an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Maker; or (vi) any order for relief shall be entered against Maker in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this paragraph (f); or

          (g) An event of default, as defined in any instrument evidencing or under which Maker has at the date of this Note or shall hereafter have any amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to Maker.

Upon the occurrence of an Event of Default described in paragraph (f) above, the entire unpaid principal balance of this Note, together with the entire principal balance of each of the other Notes then issued and outstanding, and all accrued but unpaid interest thereon shall thereupon become immediately due and payable, without demand, presentment, notice of demand or dishonor and nonpayment or any other notice or declaration of any kind, all of which hereby are expressly waived by Maker. Upon the occurrence of any other Event of Default, Investors holding not less than a majority in aggregate principal amount of the Notes then issued and outstanding may declare the entire unpaid principal balance of this Note, together with the entire principal balance of each other Note then issued and outstanding, and all accrued but unpaid interest thereon immediately due and payable, whereupon the entire unpaid principal balance of this Note, together with the entire principal balance of each other Note then issued and outstanding, and all accrued but unpaid interest thereon shall become immediately due and payable, without demand, presentment, notice of demand or dishonor and nonpayment or any other notice or declaration of any kind, all of which hereby are expressly waived by Maker. In addition, and without limitation of, the foregoing, if an Event of Default shall have occurred and be continuing, Investors holding not less than a majority in aggregate principal amount of the Notes then issued and outstanding may, from time to time without notice, exercise with respect thereto, for the benefit of the Investors, any and all rights and remedies granted or afforded to the Investors under applicable law or otherwise, all of which shall be cumulative and none of which shall be exclusive.

     5. Conversion of Note. (a) Subject to the terms and conditions of this
Section 5, Payee shall have the right, at its option at any time at which any principal or accrued interest remains outstanding under this Note, to convert the principal and accrued interest then so outstanding under this Note, in whole or in part (provided that a minimum of $10,000 of outstanding principal and accrued interest is converted on each partial conversion), into shares of common stock, par value $.01 per share, of Maker ("Maker Common Stock") at a conversion price equal to $.10 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 5, then at the conversion price as last adjusted and in effect at the date any portion of the principal and accrued interest under this Note shall be surrendered to Maker for conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"). Such right of conversion shall be exercised by Payee by giving written notice to Maker that Payee elects to convert a stated amount of principal and accrued interest under this Note into Maker Common Stock and by surrender of this Note to Maker at its address designated in Section 14 hereof (or at such other address as Maker may, from time to time, designate to Payee in writing), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Maker Common Stock shall be issued and delivery instructions for the certificate or certificates. Notwithstanding any other provisions hereof, if a conversion of principal and accrued interest under this Note is to be made in connection with any transaction affecting Maker, such conversion may, at the election of Payee, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated, subject in all events to the terms hereof applicable to such transaction.

          (b) In the event that, prior to the earlier of the Maturity Date or the date on which all principal and accrued interest under this Note shall have been converted into Maker Common Stock pursuant to paragraph (a) above, Maker shall consummate a financing (the "Next Financing") pursuant to which Maker shall have received aggregate gross proceeds of not less than $3,500,000 from the issuance and sale of Maker Common Stock or other equity or debt securities of Maker (other than Notes), then the principal and accrued interest then outstanding under this Note shall automatically be converted into the same securities of Maker sold in (or otherwise issued in connection with) such Next Financing (whether debt, equity or any combination thereof): (i) with respect to any equity securities sold in such Next Financing, at a conversion price equal to the lesser of (A) 90% of the price paid for such securities in the Next Financing or (B) the Conversion Price in effect on the date of the Next Financing; and (ii) with respect to any debt securities sold in such Next Financing, at the same price paid for such securities in the Next Financing (i.e., on a dollar-for-dollar basis if such debt is issued at face value or at the same discount price if such debt is issued on a discounted basis), provided that the debt securities issued upon conversion of this Note shall be convertible and shall have a conversion price equal to the lesser of (A) 90% of the conversion price applicable to the debt securities sold in the Next Financing or (B) the Conversion Price in effect on the date of the Next Financing. The stock (or other securities) issued by Maker in the Next Financing shall be issued at a price, and shall have the rights, preferences and privileges, as determined by the Maker's board of directors and approved by any required stockholder vote or consent. Any conversion under this paragraph (b) shall automatically be effective upon the closing of the Next Financing and, thereafter, this Note shall be surrendered by Payee to Maker at its address designated in Section 14 hereof (or at such other address as Maker may, from time to time, designate to Payee in writing), together with a statement of the name or names (with address) in which the certificate or certificates for shares, or other instrument representing the type of securities of Maker issued in the Next Financing, shall be issued. Upon conversion of this Note in connection with the Next Financing, Payee shall be entitled to the same investor protections as the investors in the Next Financing, including, without limitation, anti-dilution protection, co-sale rights, registration rights, pre-emptive rights and security interests, as applicable.

          (c) Promptly after the surrender of this Note for conversion of principal and accrued interest hereunder pursuant to paragraph (a) or (b) above, as the case may be, Maker shall issue and deliver, or cause to be issued and delivered, to Payee, registered in such name or names as Payee may direct, a certificate or certificates for the number of whole shares of Maker stock, or other instrument representing the type of securities of Maker issued in the Next Financing, issuable upon the conversion of the amount of principal and accrued interest to be so converted. The Company shall not be obligated to issue certificates evidencing the shares or the other securities issuable upon conversion unless such Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined (i) for purposes of a conversion pursuant to paragraph (a) above, as of the close of business on the date on which written notice of conversion shall have been received by Maker and this Note shall have been surrendered as aforesaid, or (ii) for purposes of a conversion pursuant to paragraph (b) above, as of the close of business on the date of the closing of the Next Financing. At such time as a conversion pursuant to paragraph (a) or (b) above shall be deemed effective pursuant to the foregoing sentence, the rights of Payee to receive the principal and accrued interest so converted shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Maker stock, or other instrument representing the type of securities of Maker issued in the Next Financing, shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares or other securities represented thereby.

          (d) No fractional shares of Maker Common Stock or other stock of Maker shall be issued upon conversion of any principal and accrued interest under this Note. In case the amount of outstanding principal and accrued interest outstanding under this Note at the time of surrender for conversion pursuant to paragraph (a) above exceeds the amount of principal and accrued interest to be converted pursuant to paragraph (a) above, Maker shall, upon such conversion, execute and deliver to Payee, at the expense of Maker, a new Note for the amount of outstanding principal and accrued interest under this Note which is not to be converted. If any fractional share of Maker Common Stock or other stock of Maker would, except for the provisions of the first sentence of this paragraph (d), be delivered upon such conversion (after taking into account the aggregate amount of principal and accrued interest to be converted), Maker, in lieu of delivering such fractional share, shall pay to Payee an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which Payee would otherwise be entitled by (ii) the last reported sale price for a share of Maker Common Stock on the Nasdaq Over-the-Counter Bulletin Board on the date immediately preceding the effective time of such conversion as determined pursuant to paragraph (c) above (or, in the event of conversion pursuant to paragraph (b), the per share price paid by the investors in the Next Financing).

          (e) In the event Maker shall change, at any time during which principal and accrued interest under this Note may be converted pursuant to this
Section 5 (the "Conversion Period"), the number of issued and outstanding shares of Maker Common Stock as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Maker Common Stock, the Conversion Price then in effect shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

          (f) Except as provided in paragraphs (e) and (g) of this Section 5, in the event that, at any time during the Conversion Period, Maker shall issue or sell, or shall be deemed to have issued or sold in accordance with the further provisions of this paragraph (f), any shares of Maker Common Stock for a consideration per share (the "Dilutive Financing Price") less than the Conversion Price in effect immediately prior to the time of such issue or sale (or deemed issue or sale), then, forthwith upon such issue or sale (or deemed issue or sale), the Conversion Price then in effect shall be reduced to the Dilutive Financing Price.

          For purposes of this paragraph (f), the following subparagraphs shall also be applicable:

          (i) As used herein, the term "Convertible Securities" shall mean any debt, equity or other security convertible into or exchangeable for Maker Common Stock. As used herein, the term "Options" shall mean any or any options for the purchase of, or any warrants or other rights to subscribe for or to purchase, any Maker Common Stock or any Convertible Securities.

          (ii) In the event that, at any time during the Conversion Period, Maker shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Maker Common Stock is issuable upon such conversion or exchange (determined by dividing
     (A) the total amount received or receivable by Maker as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to Maker upon the conversion or exchange thereof, by (B) the total maximum number of shares of Maker Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale of Convertible Securities, then the total maximum number of shares of Maker Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue or sale of such Convertible Securities at such lower price per share (which lower price per share shall constitute the Dilutive Financing Price) and the Conversion Price shall be reduced to such Dilutive Financing Price effective as of such date of issuance of such Convertible Securities. Following any adjustment of the Conversion Price pursuant to the foregoing sentence as a result of the issuance of Convertible Securities, except as otherwise provided in subparagraph (iv) below, no adjustment of the Conversion Price shall be made upon the actual issuance of Maker Common Stock upon the conversion or exchange of such Convertible Securities. Notwithstanding anything to the contrary in this subparagraph (ii), if any issuance or sale of Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to subparagraph (iii) below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale of such Convertible Securities upon the exercise of such Options.

          (iii) In the event that, at any time during the Conversion Period, Maker shall in any manner grant (whether directly or by assumption in a merger or otherwise) any Options to purchase Maker Common stock or any Convertible Securities, whether or not such Options or the right to convert or exchange any Convertible Securities underlying such Options are immediately exercisable, and the price per share for which Maker Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities underlying such Options (determined by dividing (A) the total amount, if any, received or receivable by Maker as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to Maker upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities, by (B) the total maximum number of shares of Maker Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Maker Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options at such lower price per share (which lower price per share shall constitute the Dilutive Financing Price) and the Conversion Price shall be reduced to such Dilutive Financing Price effective as of such date of granting of such Options. Following any adjustment of the Conversion Price pursuant to the foregoing sentence as a result of the granting of Options, except as otherwise provided in subparagraph (iv) below, no adjustment of the Conversion Price shall be made upon the actual issuance of Maker Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Maker Common Stock upon conversion or exchange of such Convertible Securities.

          (iv) In the event that, at any time during the Conversion Period, the purchase price provided for in any Option referred to in subparagraph (iii) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (ii) or
     (iii) above, or the rate at which Convertible Securities referred to in subparagraphs (ii) or (iii) above are convertible into or exchangeable for Maker Common Stock shall change (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

          (v) In case any shares of Maker Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by Maker therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by Maker in connection therewith. In case any shares of Maker Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by Maker shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of Maker, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by Maker in connection therewith. In case any Options shall be issued in connection with the issuance and sale of other securities of Maker, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of Maker.

          (vi) In case Maker shall take a record of the holders of Maker Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Maker Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Maker Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Maker Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (vii) The number of shares of Maker Common Stock outstanding at any given time shall not include treasury shares or any other shares of Maker Common Stock owned or held by or for the account of Maker, and the disposition of any such shares shall be considered an issue or sale of Maker Common Stock for the purpose of this paragraph (f).

          (g) Anything herein to the contrary notwithstanding, Maker shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) shares of Maker Common Stock issuable upon conversion of any of the other Notes, (B) shares of Maker Common Stock upon conversion or exercise of any other securities of Maker that were outstanding as of the date of this Note,
(C) stock options of the Company issued to directors, officers, employees or consultants of the Company pursuant to existing or future stock option plans or
(D) up to an aggregate of 500,000 shares of Maker Common Stock which may be issued at less than the Conversion Price in connection with bona fide, arms-length bank financings, corporate partnering transactions, equipment leases or acquisitions of businesses or intellectual property rights, in each case which have been approved by a majority of the Company's board of directors and which have primary purposes other than equity financing.

          (h) Upon any adjustment of the Conversion Price, then and in each such case Maker shall give written notice thereof to Payee in accordance with Section 14 hereof, at the address of Payee designated in Section 14 hereof (or at such other address as Payee may, from time to time, designate to Maker in writing), which notice shall state the Conversion Price, as applicable, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          (i) In the event that, at any time during the Conversion Period, Maker shall propose: (A) to declare any dividend or distribution upon Maker Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (B) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (C) to effect any reclassification or recapitalization of Maker Common Stock outstanding involving a change in the Maker Common Stock; or (D) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, Maker shall give written notice thereof to Payee in accordance with Section 14 hereof at the address of Payee designated in
Section 14 hereof (or at such other address as Payee may, from time to time, designate to Maker in writing): (1) at least twenty (20) days prior to the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Maker Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in clauses (C) and (D) above; and (2) in the case of the matters referred to in (C) and (D) above, at least twenty (20) days prior to the date when the same shall take place (and specifying the date on which the holders of Maker Common Stock shall be entitled to exchange their Maker Common Stock for securities or other property deliverable upon the occurrence of such event).

          (j) Maker shall at all times reserve and keep available out of its authorized Maker Common Stock, solely for the purpose of issuance upon the conversion of principal and accrued interest under the Notes, such number of shares of Maker Common Stock (and other securities of Maker issuable pursuant to paragraph (b) above) as shall then be issuable upon the conversion of all outstanding principal and accrued interest under issued and outstanding Notes. Maker covenants that all shares of Maker Common Stock (and other securities of Maker issuable pursuant to paragraph (b) above) which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, Maker covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Maker Common Stock (and other securities of Maker issuable pursuant to paragraph (b) above) is at all times equal to or less than the Conversion Price in effect at the time. Maker will take all such actions as may be necessary to assure that all such shares of Maker Common Stock (and other securities of Maker issuable pursuant to paragraph (b) above) may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Maker Common Stock may be listed.

          (k) The issuance of certificates (or other instruments) for shares of Maker Common Stock (or other securities of Maker issuable pursuant to paragraph
(b) above) upon conversion of outstanding principal and accrued interest under this Note shall be made without charge to Payee for any issuance tax in respect thereof, provided that Maker shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Payee.

     6. No Waiver; Cumulative Rights. No delay on the part of Payee in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

     7. Waiver. Maker and all endorsers, sureties and guarantors of this Note waive demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree to all extensions and partial payments, before or after maturity, without prejudice to Payee.

     8. Collection Costs. In the event that, upon an Event of Default, any amount under this Note is collected in whole or in part through suit, arbitration or mediation, then and in any such case there shall be added to the unpaid principal balance hereof all costs of collection, (including, but not limited to, reasonable attorneys' fees and expenses) whether or not suit is filed.

     9. Default Interest. All past due principal and accrued interest on this Note shall bear interest from maturity (whether at the scheduled Maturity Date, upon acceleration of maturity following an Event of Default or otherwise) until paid at the lesser of (i) ten percent (10%) or (ii) the highest rate for which Maker may legally contract under applicable law.

     10. Headings. The headings of the sections of this Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

     11. Usury Savings Clause. All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to Payee for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Payee shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Maker to Payee relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Maker. In determining whether or not the interest paid or payable with respect to any indebtedness of Maker to Payee, under any specific contingency, exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this Section 11 shall control and supersede every other conflicting provision of all agreements between Maker and Payee, including, without limitation, the Transaction Documents. To the extent that Chapter 303 of the Texas Finance Code is applicable for purposes of determining the maximum lawful interest rate hereunder, Payee elects to determine the applicable rate ceiling under such chapter by the indicated weekly rate ceiling then in effect, subject to Payee's right to change such method in accordance with applicable law.

     12. Successors and Assigns. All of the stipulations, promises and agreements in this Note made by or on behalf of Maker shall bind the successors and assigns of Maker, whether so expressed or not, and shall inure to the benefit of the successors and assigns of Maker and Payee. Maker may not assign its obligations hereunder without the prior written consent of Payee.

     13. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     14. Notices. All notices and other communications hereunder shall be in writing or by telex, telegram or facsimile, and shall be deemed to have been duly made when delivered in person or sent by telex, telegram, facsimile, same day or overnight courier, or 72 hours after having been deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid, to a party at the address set forth below (which may be changed in accordance with these notice procedures):

           If to Payee:

                          At the address set forth on the signature page hereto.

           If to Maker:

                          MSU Devices Inc.
                          2901 North Dallas Parkway
                          Suite 460
                          Plano, Texas  75093
                          Fax:  (972) 473-7805

     15. No recourse Against Others. A director, officer, employee or stockholder, as such, of the Maker, shall not have any liability for any obligations of the Maker under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, Payee and each subsequent holder hereof waives and releases all such liability. The foregoing waiver and release is part of the consideration for the issuance of this Note.

     16. Governing law; Jurisdiction. This Note shall be governed by, and construed in accordance with, the law of the State of Texas, except as required by mandatory provisions of law.

     17. Amendments, Waiver, Etc. The Notes may be amended and the provisions thereof may be waived only by an instrument signed in writing by the Maker and by Investors holding at least a majority of the outstanding principal balance of the issued and outstanding Notes.


                            [Signature page follows]

                 [Signature page to Convertible Promissory Note]


     IN WITNESS WHEREOF, the undersigned has executed this Convertible Promissory Note on and as of the date first set forth above.

                                                   MSU DEVICES INC.

                                                   By:__________________________
                                                         Name:
                                                         Title:

ACCEPTED:


---------------------------------
Name

Address:

Fax:



Fax:
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